Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

References in this section to the “Diabetes Care Business” refer to the Diabetes Care Business as defined in the historical combined financial statements referenced elsewhere in this Current Report on Form 8-K.

On February 1, 2022, the Board of Directors of Becton, Dickinson and Company (“BD”) approved the distribution of all of the issued and outstanding shares of common stock of Embecta Corp. (“Embecta”) on the basis of one share of Embecta common stock for every five shares of BD common stock held as of the close of business on March 22, 2022, the record date for the distribution. Subject to the satisfaction or waiver of the conditions to the distribution, the distribution will occur at 12:01 a.m., Eastern Time, on April 1, 2022, the distribution date. On February 10, 2022, the U.S. Securities and Exchange Commission declared effective Embecta’s registration statement on Form 10-12B, as amended (the “Form 10”). The following unaudited pro forma condensed combined financial information of Embecta gives effect to the separation and related adjustments in accordance with Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended.

The unaudited pro forma condensed combined balance sheet gives effect to the separation and related transactions described below as if they had occurred on December 31, 2021. The unaudited pro forma adjustments to the condensed combined statements of income for the three-month period ended December 31, 2021 and the year ended September 30, 2021 assume that the separation and related transactions occurred as of October 1, 2020.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical financial statements and related notes of Embecta reported in previous filings and referenced elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statements of income for the three-month period ended December 31, 2021 and the year ended September 30, 2021, and the unaudited pro forma condensed combined balance sheet as of December 31, 2021 have been prepared to reflect adjustments to the Diabetes Care Business’s historical combined financial information for transaction and autonomous entity adjustments.

Transaction accounting adjustments that reflect the effects of Embecta’s legal separation from BD include the following adjustments:

•

the adjustment for differences between the Diabetes Care Business’s historical combined balance sheet prepared on a carve-out basis and assets and liabilities expected to be contributed by BD to Embecta;

•

the effect of Embecta’s anticipated post-separation capital structure, including the incurrence of indebtedness of approximately $1,650 million in aggregate principal amount and the distribution of approximately $1,440 million to BD in connection with the separation and distribution. Approximately $1,240 million of the proceeds will be distributed in cash, while the remainder is to be distributed through senior secured notes;

•	the distribution of 100% of Embecta’s issued and outstanding common stock by BD in connection with the separation; and

•	other adjustments as described in the notes to these unaudited pro forma condensed combined financial statements.

Autonomous entity adjustments, which consist of contractual obligations or other changes necessary to reflect the operations and financial position of Embecta as an autonomous entity, include the following adjustments:

•

the impact of, and transactions contemplated by a cannula supply agreement, the contract manufacturing agreements, a transition services agreement, a logistics services agreement, distribution agreements and other transaction agreements; and

•	other adjustments as described in the notes to these unaudited pro forma condensed combined financial statements.

Management’s adjustments, which consist of reasonably estimated transaction effects expected to occur, include the following adjustments:

•	The impact of, and transactions contemplated by, the separation and distribution agreement and employee matters agreement; and

•	the incremental costs Embecta expects to incur as a standalone entity.

The unaudited pro forma financial information is for informational purposes only and does not purport to represent what the Diabetes Care Business’s financial position and results of operations actually would have been had the separation and distribution occurred on the dates indicated, or to project the Diabetes Care Business’s financial performance for any future period. The audited annual combined financial statements and the interim condensed combined financial statements of the Diabetes Care Business have been derived from BD’s historical accounting records and reflect certain allocation of expenses. All of the allocations and estimates in such financial statements are based on assumptions that BD’s management believes are reasonable. The historical combined financial statements of the Diabetes Care Business do not necessarily represent the financial position or results of operations of the Diabetes Care Business had it been a standalone company during the periods or at the dates presented. As a result, autonomous entity adjustments have been reflected in the pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Diabetes Care Business’s historical combined financial information and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Form 10 and Embecta’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 (the “Form 10-Q”). The unaudited pro forma condensed combined financial information constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Cautionary Statements Regarding Forward-Looking Statements” included in the Form 10-Q.

DIABETES CARE BUSINESS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	Three months ended December 31, 2021
($ in millions except per share data)	Historical	Transaction Accounting Adjustments			Autonomous Entity Adjustments			Pro Forma
Revenues	$289	$—			$7	(f	)	$296
Cost of products sold	85	(1)	(a	)	11	(f	), (g), (k)	95

Gross profit	204	1			(4)			201
Operating expenses:
Selling and administrative expense	62	—			—			62
Research and development expense	17	—			—			17
Other operating expense	8	—			—			8

Total operating costs and expenses	87	—			—			87

Operating Income	117	1			(4)			114
Other income (expense), net	—	—			—			—
Interest expense	—	(20)	(c	)	—			(20)

Income before income taxes	117	(19)			(4)			94
Income tax (benefit) provision	18	(5)	(d	)	(1)	(d	)	12

Net Income	$99	$(14)			$(3)			$82

Basic earnings per common share						(i	)	$1.44
Diluted earnings per common share						(j	)	$1.44
Weighted-average common shares outstanding
Basic						(i	)	56,937,000
Diluted						(j	)	56,978,497

See accompanying notes to unaudited pro forma condensed combined financial information.

DIABETES CARE BUSINESS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

	Year ended September 30, 2021
($ in millions except per share data)	Historical	Transaction Accounting Adjustments			Autonomous Entity Adjustments			Pro Forma
Revenues	$1,165	$—			$23	(f	)	$1,188
Cost of products sold	365	(3)	(a	)	45	(f	), (g), (k)	407

Gross profit	800	3			(22)			781
Operating expenses:
Selling and administrative expense	240	—			1	(k	)	241
Research and development expense	63	—			—			63
Other operating expense	5	—			—			5

Total operating costs and expenses	308	—			1			309

Operating Income	492	3			(23)			472
Other income (expense), net	3	—			(1)	(h	)	2
Interest expense	—	(78)	(c	)	—			(78)

Income before income taxes	495	(75)			(24)			396
Income tax (benefit) provision	80	(18)	(d	)	(3)	(d	)	59

Net Income	$415	$(57)			$(21)			$337

Basic earnings per common share						(i	)	$5.82
Diluted earnings per common share						(j	)	$5.82
Weighted-average common shares outstanding
Basic						(i	)	57,857,600
Diluted						(j	)	57,899,097

See accompanying notes to unaudited pro forma condensed combined financial information.

DIABETES CARE BUSINESS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As of December 31, 2021
($ in millions except per share data)	Historical	Transaction Accounting Adjustments			Autonomous Entity Adjustments			Pro Forma
Assets
Current assets
Cash and cash equivalents	$—	$160	(b	)	$101	(h	)	$261
Trade receivables, net	118	—			(102)	(h	)	16
Inventories	119	(1)	(a	)	—			118
Prepaid expenses and other	21	—			—			21

Total current assets	258	159			(1)			416

Property, plant and equipment, net	437	(75)	(a	)	—			362
Goodwill and other intangible assets	34	(7)	(a	)	—			27
Other assets	11	—	(d	)	45	(d	), (g)	56

Total assets	$740	$77			$44			$861

Liabilities and Equity
Current liabilities
Accounts payable	$58	$(2)	(a	)	$—			$56
Accrued expenses	73	—			3	(g	)	76
Salaries, wages and related items	28	3	(a	)	—			31
Income taxes	—	—			—			—

Total current liabilities	159	1			3			163

Deferred income taxes and other liabilities	30	(1)	(d	)	32	(d	), (g)	61
Long-term Debt	—	1,600	(b	)	—			1,600
Equity
Net parent investment	830	(830)	(e	)	—			—
Common stock, $0.1 par value, 250,000,0000 shares authorized; 56,937,000 shares issued and outstanding on a pro forma basis	—	1	(e	)	—			1
Retained earnings (Accumulated deficit)	—	(694)	(e	)	9	(e	)	(685)
Accumulated other comprehensive income (loss)	(279)	—			—			(279)

Total equity	551	(1,523)			9			(963)

Total liabilities and equity	$740	$77			$44			$861

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

This note should be read in conjunction with other notes in the unaudited pro forma condensed combined financial information.

(a)

The historical combined financial statements of the Diabetes Care Business include operations which are related to other BD businesses that will be retained by BD but which reside in a certain legal entity that will be contributed to Embecta in connection with the spin-off, historically owned by BD that will transfer to Embecta in connection with the spin-off, or were historically part of the Diabetes Care Business but will be retained by BD. Pro forma adjustments, including income tax, represent the impact of removing the historical results of such retained BD businesses and assets from the Diabetes Care Business’ historical combined financial statements, or, including assets expected to be transferred over that were not historically reflected in the historical combined financial statements.

(b)

The unaudited pro forma condensed combined balance sheet reflects financing transactions of $1,650 million, consisting of approximately $950 million in a term loan, $500 million in senior secured 5.000% notes, and $200 million in senior secured 7.000% notes, and related debt issuance costs of $50 million which are to be incurred in connection with the separation and distribution. Approximately $1,440 million is expected to be distributed to BD in connection with the separation and distribution, comprised of approximately $1,240 million in cash and the remainder through senior secured notes. As a result of such transactions, Embecta will have approximately $160 million in cash upon completion of the distribution. The terms of such indebtedness will be finalized prior to the separation and distribution.

Additionally, we expect to complete financing of a $500 million senior secured 5-year revolving credit facility following the separation. The revolving credit facility will be available for immediate working capital needs and for general corporate purposes, but we do not expect to draw upon the revolving credit facility upon consummation of the spin-off, and as a result, we expect there to be $500 million available for borrowings thereafter. As such, impacts related to the credit revolver facility are not reflected in the unaudited pro forma financial information.

(c)

The interest rate on the $950 million term loan is 300 basis points over the secured overnight financing rate (“SOFR”), with a SOFR floor of 50 basis points. The interest rate on the $500 million senior secured notes and the $200 million senior secured notes is 5.000% and 7.000%, respectively. The unaudited pro forma condensed combined statements of income reflect estimated interest expense of approximately $20 million and $78 million for three-month period ended December 31, 2021 and the year ended September 30, 2021 respectively, related to the debt and amortization of related deferred issuance costs. Interest expense was calculated assuming constant debt levels throughout the periods. A 1/8% change to these annual rates would change interest expense by approximately $1 million for the three-month period ended December 31, 2021 and $2 million for the year ended September 30, 2021.

(d)	Reflects the tax effects of the pro forma adjustments at the applicable statutory income tax rates and the expected effects of the tax matters agreement.

(e)

Represents the reclassification of BD’s net investment in Embecta, and other pro forma adjustments, into Retained earnings (Accumulated deficit) and Common stock, par value $0.01, to reflect the number of shares of Embecta common stock expected to be outstanding at the distribution date. The assumed number of outstanding shares of common stock is based on the number of BD common shares of 284,685,000 outstanding as of December 31, 2021 and an assumed pro-rata distribution ratio of one share of Embecta common stock for every five shares of BD common stock.

(f)

Reflects the effect of manufacturing and supply agreements (MSAs) and reverse manufacturing and supply agreements (RMSAs) that Embecta and BD have entered into or will enter into prior to the separation. The historical combined statement of income reflects certain Revenues and Cost of products sold relating to the inventory transfers pursuant to newly entered or pre-existing intercompany arrangements between Embecta and BD during the three-month period ended December 31, 2021 and the year ended September 30, 2021, respectively.

The net adjustment to Revenues of $7 million and $23 million reflects sales price adjustments relating to such historical inventory transfers to reflect the pricing terms set forth in the RMSAs, as well as additional revenue for other inventory transfers from Embecta to BD that will commence upon the separation pursuant to the RMSAs during the three-month period ended December 31, 2021 and the year ended September 30, 2021, respectively.

The Cost of products sold adjustment of $10 million and $42 million reflects the approximate incremental cost of products sold by BD to Embecta at the supply price set forth in the MSAs, as well as additional costs incurred for other inventory transfers from BD to Embecta that will commence upon the separation pursuant to the MSAs. Historically, inventory transfers from BD to Embecta were recorded at cost during the three-month period ended December 31, 2021 and the year ended September 30, 2021, respectively.

(g)

The unaudited pro forma condensed combined balance sheet reflects $45 million in Other Assets, $3 million in Accrued expenses and $42 million in Deferred Income Taxes and Other Liabilities related to additional right-of-use assets and corresponding lease liabilities for real estate leases that Embecta and BD have entered into or will enter into prior to the separation and distribution. In addition, the net adjustment to Cost of products sold on the unaudited pro forma condensed combined statements of income includes a decrease of $1 million and $2 million to remove lease expense reflected in the historical Cost of products sold amount during the three-month period ended December 31, 2021 and the year ended September 30, 2021, respectively. Furthermore, there is an increase of $1 million and $3 million to record lease expense relating to real estate leases that Embecta and BD have entered into or will enter into prior to the separation and distribution during the three-month period ended December 31, 2021 and the year ended September 30, 2021, respectively.

(h)

The unaudited pro forma condensed combined balance sheet reflects a decrease of $102 million in Trade receivables, net and an increase of $101 million in Cash and cash equivalents estimated in connection with Embecta’s Trade Receivables Factoring Agreement with BD. Embecta owes BD a service fee calculated as 0.1% of annual revenues related to countries subject to the agreement, in exchange for the services provided by BD pursuant to the Trade Receivables Factoring Agreement. The total estimated service fee under the Trade Receivables Factoring Agreement is immaterial for the three-month period ended December 31, 2021.

(i)

The number of Embecta shares used to compute basic earnings per share for the year ended December 31, 2021 is based on the number of shares of Embecta common stock assumed to be outstanding on December 31, 2021, using the distribution ratio of one share of Embecta common stock for every five shares of BD common stock outstanding. The number of BD shares used to determine the assumed distribution reflects the number of shares of BD common stock outstanding as of the balance sheet date.

(j)

The number of shares used to compute diluted earnings per share is based on the number of basic shares of Embecta common stock as described in Note (i) above, plus incremental shares assuming exercise of dilutive outstanding options and vesting of other outstanding stock awards expected to be issued by Embecta as replacement awards to BD employees transferring to Embecta.

(k)

The unaudited pro forma condensed combined statement of income reflects an estimated $2 million of incremental costs for services to be provided by BD to Embecta under the transition services agreement with respect to information technology services, research and development, distribution, support for operations, legal, payroll, finance, tax and accounting, general administrative services and other support services for the year ended September 30, 2021. The total estimated incremental costs for services to be provided by BD to Embecta under the transition service agreement is immaterial for the three-month period ended December 31, 2021.

(l)

In connection with the separation and distribution agreement, there are certain countries in which net benefit plan liabilities are expected to be transferred to Embecta by BD for those employees being transferred in the spin-off. The specific countries in which the net benefit plan liability will transfer include South Korea, France, Germany, and Switzerland. The net benefit plan liabilities are excluded from the historical condensed combined balance sheet as Embecta is not the plan sponsor. Additionally, the amount related to these net benefit plan liabilities cannot be estimated at this time and, therefore, have been excluded from the unaudited pro forma condensed combined balance sheet.

(m)	The adjustments shown below include those that management deemed necessary for a fair statement of the pro forma information presented. The adjustments include forward-looking information.

As a standalone public company, Embecta expects to incur certain costs in addition to those incurred pursuant to the transition services agreement as described in (k) above, including costs resulting from:

•

separation and establishment of Embecta as a standalone company including incremental costs related to commercial, manufacturing, research and business support functions that were previously shared with BD;

•

costs to perform financial reporting and regulatory compliance, and costs associated with accounting, auditing, accounting advisory, legal and tax counsel, information technology, human resources, investor relations, risk management, treasury and other general and administrative related functions;

•

costs for the services to be provided by BD to Embecta under the transition services agreement with respect to information technology services, research and development, distribution, support for operations, legal, payroll, finance, tax and accounting, general administrative services and other support services;

•

one-time expenses associated with the separation of Embecta’s information systems and facilities, transfers of certain assets to BD, hiring costs associated with increasing Embecta’s workforce, regulatory filings for the transfer of product registrations, development of Embecta’s brand, and other matters;

•	compensation including new equity-based awards in connection with the separation;

•	insurance premiums; and

•	depreciation and amortization related to information technology infrastructure investments.

The three-month period ended December 31, 2021 reflects Embecta’s expectation to incur approximately $22 million of expenses, including one-time expenses of $6 million expected to be incurred within the first three months of the fiscal year following the completion of the separation as well as $16 million of estimated recurring expenses as a standalone public company, in addition to BD’s corporate and shared costs allocated in the historical combined financial statements and the costs to be incurred pursuant to the transition services agreement that are included as an autonomous entity adjustment.

The year ended September 30, 2021 reflects Embecta’s expectation to incur approximately $89 million of expenses, including one-time expenses of approximately $56 million expected to be incurred within 12 months following the completion of the separation as well as $33 million of estimated recurring expenses as a standalone public company, in addition to BD’s corporate and shared costs allocated in the historical combined financial statements and the costs to be incurred pursuant to the transition services agreement that are included as an autonomous entity adjustment.

The additional expenses have been estimated based on assumptions that Embecta management believes are reasonable. However, actual additional costs that will be incurred could be different from the estimates and would depend on several factors, including the economic environment and strategic decisions made in areas such as separation, manufacturing, selling and marketing, research and development, information technology and infrastructure. Additionally, the separation and distribution agreement will provide for the allocation between BD and Embecta of rights and obligations under existing insurance policies with respect to occurrences prior to the distribution and set forth procedures for the administration of insured claims and related matters.

For the three-months ended December 31, 2021

Millions of dollars
Pro forma condensed combined net income*	$82
Management’s adjustments	(22)
Income tax benefit	3

Pro forma condensed combined net income after management’s adjustments	$63

Basic earnings per share after management’s adjustments	$1.11

Diluted earnings per share after management’s adjustments	$1.11

*	As shown in the Unaudited Pro Forma Interim Condensed Combined Statement of Income

For the Year Ended September 30, 2021

Millions of dollars
Pro forma condensed combined net income*	$337
Management’s adjustments	(89)
Income tax benefit	10

Pro forma condensed combined net income after management’s adjustments	$258

Basic earnings per share after management’s adjustments	$4.46

Diluted earnings per share after management’s adjustments	$4.46

*	As shown in the Unaudited Pro Forma Condensed Combined Statement of Income